UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

(Updating September 10, 2007 and November 14, 2007 Events)

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 East Wacker Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On September 10, 2007, the Federal Home Loan Bank of Chicago (the "Bank") declared P. David Kuhl and Kathleen E. Marinangel as directors-elect to the Bank's Board of Directors (the "Board"), which was reported on the Bank's Form 8-K dated September 14, 2007. On November 14, 2007, the Bank announced that William W. Sennholz was newly elected to the Board, which was reported on the Bank's Form 8-K dated November 14, 2007. At the time of filing such Forms 8-K, the committees of the Board to which Mr. Sennholz would be named had not been determined, nor had it been determined whether Mr. Kuhl and Ms. Marinangel would continue to serve on the same committees that they had served on in 2007. The Bank is filing this Form 8-K/A to report that on December 18, 2007, the Board appointed these individuals to serve on the following committees:

P. David Kuhl will serve on the Board's Executive & Governance Committee, of which he is Chairman, and as an ex officio member of all other Board committees as Chairman of the Board.

Kathleen E. Marinangel will serve on the Board's Executive & Governance Committee, Affordable Housing Committee, of which she is Chairman, and Risk Management Committee, of which she is Vice Chairman.

William W. Sennholz will serve on the Board's Affordable Housing Committee and Audit Committee.

Committee assignments for the remaining Bank directors were also made on December 18, 2007 and will be provided in the Bank's Form 10-K for 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 26, 2007	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary